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Exhibit 21

CAREER EDUCATION CORPORATION
List of Subsidiaries

ABS Educational Heritage, LLC (DE)
AIU Online, LLC (DE)
AI Collins Graphic Design School, Ltd. (DE)
Allentown Business School, Ltd (DE)
American European Middle East Corporation, L.L.C. (GA)
American InterContinental University, Inc. (GA)
AIU Educational Heritage, LLC (DE)
American Intercontinental University-London, Ltd. (UK)
American Intercontinental University-London, Limited U.S. (DC)
Briarcliffe College, Inc. (NY)
Briarcliffe Educational Heritage, L.L.C. (DE)
Brooks College, Ltd (DE)
Brooks Institute of Photography, LLC (DE)
Brown Institute, Ltd. (DE)
California Culinary Academy, LLC (DE)
California Culinary Academy, Inc. (CA)
Career Education Corporation France SAS (FR)
Career Education Corp Luxembourg, S.a.r.l. (Luxembourg)
Career Education Student Finance, LLC (DE)
CEC e-Learning LLC (IL)
CEC Employee Group, LLC (DE)
CEC Europe, LLC (DE)
CEC Europe, LLC & Investors, S.C.S. (Luxembourg)
CEC Europe, LLC & Investors & CIE, S.C.S. (Luxembourg)
CEC Food and Beverage LLC (DE)
CEC Holdings I, Inc. (DE)
CEC Management, Inc. (IL)
CEC Real Estate Holding, Inc. (DE)
Centre d'Etudes Européen du Sud Ouest (CEE SO) S.a.r.l. (France)
Centre d'Etudes Européen Rhône-Alpes (CEE Rhône-Alpes) S.a.r.l. (France)
The Cooking & Hospitality Institute of Chicago, Inc. (IL)
CTU Corporation, Inc. (fka MDJB, Inc.) (CO)
Colorado Technical University, Inc. (CO)
Curriculum Holding Co., LLC (DE)
Education & Training, Incorporated (DE)
EduTrek International, Inc. (GA)
EduTrek Systems, Inc. (GA)
Gibbs College of Boston, Inc., a private two-year college (MA)
Harrington Institute of Interior Design, Inc. (IL)
Hoban Holding, Inc. (PA)
IADT-South, LLC (DE)
IAMD Limited (DE)
Formastrat SA ((FR)
Sup Sante SARL (FR)
Societe Francaise d'Etude et de Formation (SFEF) SARL (FR)
Organisation et Development (O&D) SAS (FR)
Societe d'Expansion Economique et Culturelle du Bassin de las Villette (SEEC
bassin de lat Villette) SAS (FR)
SCI Bassin des "Perspectives Courreges" de la Villette (FR)

SCI Ateliers "Perspective Courreges" de la Villette (FR)
SCI 24 Rue Raze (FR)
SCI Quartier des Chartons (FR)
International Academy of Design-Orlando, Inc. (FL)
International Academy of Design and Technology-Detroit, Inc. (MI)
International Academy of Design and Technology-Nashville, LLC (DE)
International Academy of Design and Technology, Toronto Ltd (ON)
International Academy of Merchandising & Design, Inc. (FL)
International Academy of Merchandising & Design, Ltd. (IL)
JDV Online LLC (DE)
KGS Educational Heritage, LLC (DE)
The Katharine Gibbs Corporation-Melville (NY)
The Katharine Gibbs School of Montclair, Inc. (NJ)
The Katharine Gibbs Corp-New York (NY)
The Katharine Gibbs School of Norwalk, Inc. (CT)
Katharine Gibbs of Philadelphia, LLC (PA)
The Katharine Gibbs School of Piscataway, Inc. (NJ)
The Katharine Gibbs School of Providence, Inc. (RI)
LCB Culinary Schools, LLC (DE)
Le Cordon Bleu Institute of Culinary Arts Inc. (PA) (formerly PICA)
LCB Educational Heritage, LLC (DE)
Le Cordon Bleu College of Culinary Arts, LLC (DE)
LCB - Chicago Beverages, LLC (IL)
LCB - Chicago Group, LLC (IL)
Market Direct, Inc. (IL)
Marlin Acquisition Corp. (FL)
McIntosh College, Inc. (DE)
Missouri College, Inc. (MO)
Online Group Services, LLC (DE)
Orlando Culinary Academy, Inc. (FL)
PA Culinary Acquisition Corporation (DE)
PA Culinary Educational Heritage, LLC (DE)
Sanford Brown College, Inc. (DE)
Scottsdale Beverages, LLC (NV)
Scottsdale Culinary Institute, Ltd. (DE)
Scottsdale Group, LLC (NV)
Southern California School of Culinary Arts, Ltd. (DE)
School of Computer Technology, Inc. (DE)
TCA Acquisition, L.P. (TX) (Texas Culinary Academy)
TCA Group, Inc. (TX)
TCA Beverages, Inc. (TX)
Ultrasound Technical Services, Inc. (NY)
WAI, Inc. (DE)
Washington Business School, Ltd. (DE)
Western Culinary Institute, Ltd. (DE)
WCI-Atlanta Beverages, LLC (GA)
WCI-Atlanta Group, LLC (GA)
Words of Wisdom, LLC (IL)

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CAREER EDUCATION CORPORATION List of Subsidiaries